Exhibit 99.3

LETTER OF TRANSMITTAL AND ELECTION FORM

TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE TITAN CORPORATION (“TITAN COMMON STOCK”) WHEN SUBMITTED PURSUANT TO AN ELECTION IN CONNECTION WITH THE PROPOSED MERGER OF THE TITAN CORPORATION WITH AND INTO LMC LLC ONE, LLC, A WHOLLY-OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION.

A PROPERLY EXECUTED LETTER OF TRANSMITTAL AND ELECTION FORM, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES (COLLECTIVELY AN “EFFECTIVE ELECTION”), MUST BE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE LAST BUSINESS DAY PRIOR TO THE DATE WHEN THE MERGER BECOMES EFFECTIVE (THE “ELECTION DEADLINE”). ONCE A HOLDER DELIVERS A LETTER OF TRANSMITTAL AND ELECTION FORM, SUCH HOLDER MAY NOT SELL, TRANSFER OR OTHERWISE DISPOSE OF THE TITAN COMMON STOCK COVERED THEREBY.

IF A HOLDER OF TITAN COMMON STOCK (A “TITAN STOCKHOLDER” OR “HOLDER”) DOES NOT MAKE AN EFFECTIVE ELECTION, AS DETERMINED AT THE SOLE DISCRETION OF LOCKHEED MARTIN CORPORATION, WHICH IT MAY DELEGATE IN WHOLE OR IN PART TO THE EXCHANGE AGENT, SUCH TITAN STOCKHOLDER WILL RECEIVE A COMBINATION OF CASH FOR 50% OF SUCH HOLDER’S SHARES OF TITAN COMMON STOCK AND SHARES OF LOCKHEED MARTIN COMMON STOCK FOR THE REMAINING 50% OF SUCH HOLDER’S TITAN COMMON STOCK AS DESCRIBED BELOW.

To: EquiServe Trust Company, N.A. (“EquiServe”), Exchange Agent (Telephone: (800) 251-4215*

By Mail:	By Hand:	By Overnight Delivery:	By Facsimile Transmission**:
EquiServe Corporate Actions Post Office Box 43025 Providence, RI 02940-3025	Securities Transfer & Reporting c/o EquiServe Trust 100 Williams Street, Galleria New York, NY 10038	The Colbent Corp. Attn: EquiServe/Titan 161 Baystate Road Braintree, MA 02184	EquiServe (781) 380-3388 Confirm by Telephone: (781) 843-1833

*	Deliveries made to an address other than any of the addresses stated above will not be acceptable and EquiServe will not be responsible therefor.

**	Deliveries of this Letter of Transmittal and Election Form and, if applicable, a guarantee of delivery of a certificate of Titan Common Stock via facsimile are acceptable; however, for a Election Form to be effective, delivery of the related certificates of Titan Common Stock must be made by mail, hand or overnight delivery.

Ladies and Gentlemen:

In connection with the merger (the “Merger”) of The Titan Corporation (“Titan”), a Delaware corporation, with and into LMC LLC One, LLC (“LMC LLC One”), a Delaware limited liability company and a wholly-owned subsidiary of Lockheed Martin Corporation (“Lockheed Martin”), a Maryland corporation, the undersigned hereby submits the certificates listed below for shares of common stock, par value $0.01 per share, of Titan (“Titan Common Stock”), and makes one of the following elections regarding the type of merger consideration the undersigned wishes to receive in exchange for the undersigned’s Titan Common Stock represented by such certificate exchanged at the effective time of the merger (the “Effective Time”): (1) a “cash election” of $22.00 in cash per share, without interest; (2) a “stock election” for common stock, par value $1.00 per share, of Lockheed Martin Corporation (“Lockheed Martin Common Stock”) based on an exchange rate determined as described below; or (3) a “combination election” whereby 50% of such Holder’s shares will be exchanged for cash and 50% of such Holder’s shares will be exchanged for Lockheed Martin Common Stock based on the exchange rate, all as determined in accordance with Section 3.1 of the Agreement and Plan of Merger, dated September 15, 2003, by and among Lockheed Martin, LMC Sub One Inc. (“LMC Sub One”), a Delaware corporation and wholly-owned subsidiary of Lockheed Martin and Titan (the “Merger Agreement”). Subsequent to the signing of the Merger Agreement, LMC Sub One assigned its interests under the Merger Agreement to LMC LLC One.

The number of shares of Lockheed Martin Common Stock that you will receive for each share of Titan Common Stock will be based on an exchange rate determined by dividing $22.00 by the Average Lockheed Martin Price. The “Average Lockheed Martin Price” means the average of the daily mean of the high and low sales prices per share of Lockheed Martin Common Stock for the ten trading days ending on, but not including, the third trading day prior to the Effective Time of the Merger. For purposes of determining the exchange rate, Titan and Lockheed Martin have agreed to upper and lower limits, or “collars,” on the Average Lockheed Martin Price of $58.00 and $46.00. As a result, even if the Average Lockheed Martin Price as so calculated exceeded $58.00, the parties would still use $58.00 in determining the exchange rate and the exchange rate would be fixed at 0.3793. Similarly, even if the Average Lockheed Martin Price as so calculated was less than $46.00, the parties would still use $46.00 in determining the exchange rate and the exchange rate would be fixed at 0.4783.

Under certain circumstances, Lockheed Martin has the right to increase the exchange rate of Lockheed Martin Common Stock to be delivered as merger consideration in connection with the Merger to the minimum extent necessary to make possible the delivery of the tax opinions required as closing conditions under the Merger Agreement, all as set forth in Section 3.1(h) of the Merger Agreement.

Under certain circumstances, Titan may cause LMC Sub One to be merged with and into Titan in a “reverse” merger, all as set forth in Section 3.1(h) of the Merger Agreement and as described under “The Merger — Material U.S. Federal Income Tax Consequences.” In such event, Titan will continue its existence under Delaware law as a wholly-owned subsidiary of Lockheed Martin.

Under the Merger Agreement, the number of shares of Titan Common Stock to be exchanged for cash must be equal to 50% of the total number of shares of Titan Common Stock outstanding immediately prior to the Effective Time, excluding shares held by Titan stockholders who have perfected dissenters’ rights or any shares held by Lockheed Martin or Titan. If, after the results of the Election Forms are calculated, the number of shares of Titan Common Stock to be exchanged for cash exceeds this 50% threshold, the Exchange Agent will determine the number of Cash Election shares that must be reallocated as Stock Election shares in order to achieve the 50% threshold. After the Exchange Agent makes this determination, all Titan Stockholders who have made Cash Elections will, on a pro rata basis, have a portion of their Cash Election shares reallocated as Stock Election shares so that the total number of shares of Titan Common Stock to be exchanged for the right to receive cash will equal the 50% threshold.

No reallocation will occur if a Titan Stockholder has made a Cash Election but would receive fewer than 20 shares of Lockheed Martin Common Stock upon reallocation. Instead, the Cash Election shares of the remaining Titan Stockholders will be reallocated on a pro rata basis so that the 50% threshold is satisfied.

Similarly, the number of shares of Titan Common Stock to be exchanged for shares of Lockheed Martin Common Stock also must satisfy the 50% threshold. If, after the results of the Election Forms are calculated, the number of shares of Titan Common Stock to be exchanged for Lockheed Martin common stock exceeds this 50% threshold, the Exchange Agent will determine the number of Stock Election shares that must be reallocated as Cash Election shares in order to achieve the 50% threshold. After the Exchange Agent makes this determination, all Titan Stockholders who have made a Stock Election will, on a pro rata basis, have a portion of their Stock Election shares reallocated as Cash Election shares so that the total number of shares of Titan Common Stock to be exchanged for shares of Lockheed Martin Common Stock will equal the 50% threshold.

Under the Merger Agreement, in the event of a reallocation, each Titan Stockholder that beneficially owns shares of Titan Common Stock and/or whose affiliates beneficially own shares of Titan Common Stock, in more than one name or account, may specify to the Exchange Agent on this Letter of Transmittal and Election Form how to allocate the cash and the Lockheed Martin Common Stock issued in the Merger among the various accounts that such Titan Stockholder beneficially owns and, with the proper consent of such Holder’s affiliates, among the accounts beneficially owned by the Titan Stockholder and its affiliates.

Titan Stockholders that make a Combination Election will not be subject to the allocation procedures described above.

After the reallocation procedure is completed, all Cash Election shares and 50% of the shares of Titan Common Stock which are subject to Combination Elections will be exchanged for cash consideration, and all Stock Election shares and 50% of the shares of Titan Common Stock that are subject to Combination Elections will be exchanged for the stock consideration. Stock certificates previously evidencing shares of Titan Common Stock will, upon surrender, be exchanged for either the cash consideration, the stock consideration or a combination of cash and stock consideration multiplied in each case by the number of shares previously evidenced by the canceled certificate.

It is understood that the following election is subject to the terms, conditions and limitations set forth in (i) the proxy statement/prospectus dated                     , 2003, relating to the Merger (the “Proxy Statement/Prospectus”), receipt of which is acknowledged by the undersigned, (ii) the Merger Agreement included as Annex A to the Proxy Statement/Prospectus, and (iii) the accompanying Instructions. The undersigned understands that neither certificates nor scrip representing fractional shares of Lockheed Martin Common Stock will be issued in connection with the Merger, but in lieu thereof each Holder of Titan Common Stock, who otherwise would have been entitled to a fraction of a share of Lockheed Martin Common Stock will be paid cash equal to the fractional portion of the closing price per share of Lockheed Martin Common Stock on the New York Stock Exchange on the trading day immediately preceding to the Effective Time.

The undersigned authorizes and instructs EquiServe, as Exchange Agent, promptly following the Effective Time to deliver such certificates and to receive on behalf of the undersigned, in exchange for the shares of Titan Common Stock represented thereby, any check for the cash or any certificate for the shares of Lockheed Martin Common Stock issuable in the Merger. If certificates are not delivered herewith, there is furnished below a guarantee of delivery of such certificates for shares of Titan Common Stock from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

Unless otherwise indicated under Special Payment Instructions, please issue any check and/or any certificate for shares of Lockheed Martin Common Stock in the name of the undersigned, the registered Holder(s) of the Titan Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check and any certificate for shares of Lockheed Martin Common Stock to the undersigned, the registered Holder(s) of the Titan Common Stock at the address or addresses shown below. If the Merger does not take place for any reason, your stock certificates will be promptly returned to you.

Certificate(s) or Guarantee(s) of Delivery enclosed (Attach separate list if necessary)
Name and address of registered owner (Please fill in)	Certificate Number	Number of Shares

Total Shares

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

A PROPERLY EXECUTED LETTER OF TRANSMITTAL AND ELECTION FORM, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES, MUST BE RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE. IF A TITAN STOCKHOLDER DOES NOT MAKE AN EFFECTIVE ELECTION, AS DETERMINED AT THE SOLE DISCRETION OF LOCKHEED MARTIN, WHICH IT MAY DELEGATE IN WHOLE OR IN PART TO THE EXCHANGE AGENT AND SUCH TITAN STOCKHOLDER DOES NOT OTHERWISE PERFECT APPRAISAL RIGHTS AS TO SUCH SHARES, SUCH TITAN STOCKHOLDER WILL, UPON THE EFFECTIVE TIME OF THE MERGER, RECEIVE A COMBINATION OF CASH FOR 50% OF SHARES OF SUCH HOLDER’S TITAN COMMON STOCK AND SHARES OF LOCKHEED MARTIN COMMON STOCK FOR THE REMAINING 50% OF SUCH HOLDER’S TITAN COMMON STOCK.

Type of Election (See Instructions B, C and E) (Please check one box ONLY):

☐	Cash Election

☐	Stock Election

☐	Combination Election

IMPORTANT: In the event that elections to receive either cash or Lockheed Martin Common Stock exceed the limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus, the shares of Titan Common Stock as to which elections have been made to receive the form of consideration which is over-subscribed will be reduced pursuant to specified allocation procedures set forth in the Merger Agreement and described in the Proxy Statement/Prospectus.

ALLOCATION AMONG RELATED ACCOUNTS INSTRUCTIONS

(see Instructions E(5))

To be completed ONLY if (1) you and your affiliates own of record shares of Titan Common Stock in more than one name or through different nominees and (2) you and/or your affiliates wish to specify your preference for the allocation of cash and Lockheed Martin Common Stock among those accounts in the event that the merger consideration is allocated in accordance with the allocation procedures.

Order in which aggregate allocated merger consideration will be used to satisfy specified election	Name(s) and address(es) of registered owner(s) (Please fill in exactly as name(s) appear(s) on the certificates)	Certificate Number	Number of shares represented by each certificate
1
2
3
4
5

SPECIAL PAYMENT INSTRUCTIONS (see Instructions E(8) and E(10))	SPECIAL DELIVERY INSTRUCTIONS (see Instruction E(9))

To be completed ONLY if the checks are to be made payable to or the certificates for shares of Lockheed Martin Common Stock are to be registered in the name of someone other than the registered Holder(s) of Titan Common Stock.

To be completed only if the checks are to be made payable to or the certificates for shares of Lockheed Martin Common Stock are to be issued in the name of the registered Holder(s) of Titan Common Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder(s) set forth below.

Name(s)	Name(s)

(Please Print)	(Please Print)

Address

Address
(Including Zip Code)

(Tax Identification or Social Security Number)	(Including Zip Code)

Sign here and, if required, have signatures guaranteed

(See Instruction E(3) concerning signature guarantee)

Name(s)
(Please Print)
Name(s)
(Please Print)
Name(s)
(Signature(s) of Owner(s))	(Please Print)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered Holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, set forth full title and see Instruction E(3).	Address

(Daytime Area Code and Telephone Number)

Medallion Signature(s) Guaranteed: See Instruction E(3)
(Tax Identification or Social Security Number)

(Authorized Signature)	Dated: , 200

GUARANTEE OF DELIVERY (To be used only if certificates are not surrendered herewith)
The undersigned is:

a member of a registered national securities exchange; or	Firm—(Please Print)

a member of the National Association of Securities Dealers, Inc.; or	(Authorized Signature)

a commercial bank or trust company having an office or correspondent in the United States;

and guarantees to deliver to the Exchange Agent the certificates for shares of Titan Common Stock to which this Letter of Transmittal and Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Titan, no later than 5:00 P.M., New York City time, on the third business day after the Election Deadline.
(Address)

(Area Code and Telephone Number)

IMPORTANT TAX INFORMATION

Please provide your name and social security or other taxpayer identification number on the substitute form W-9 in the W-9 Box below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding. See Instruction E(13) for instructions concerning the completion of the Substitute Form W-9 below.

	SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 - Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below.		Name Social Security Number - - OR Employer Identification Number -
	Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 2 - Check this box ☐ if you are awaiting your TIN.
CERTIFICATION - Under the penalties of perjury, I certify that:

W-9 Box		(1)	The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2)

I am not subject to backup withholding under the provisions of the Internal Revenue Code because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

		(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

			Signature:	Date :

If you checked the box in part 2 of the W-9 Box above, you must complete the Awaiting TIN Box.

CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER

Awaiting TIN Box →

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that 28% of all reportable payments made to me may be withheld until I provide a TIN.

	Signature:	Date:

INSTRUCTIONS

A.	SPECIAL CONDITIONS.

1. Time in Which to Elect. To be effective, an Election (as hereinafter defined) on this form or a facsimile hereof must be properly completed, signed and submitted to the Exchange Agent, accompanied by the above-described certificates representing shares of Titan Common Stock or a proper guarantee of delivery thereof, at the address set forth above, no later than 5:00 P.M., New York City time, on the last business day prior to the Effective Time. Titan Stockholders whose certificates are not immediately available may also make an Election by completing this form or a facsimile thereof, having the Guarantee of Delivery box properly completed and duly executed (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Titan, no later than 5:00 P.M., New York City time, on the third business day after the Election Deadline). Holders whose Election Forms and certificates (or proper guarantees of delivery of certificates) are not so received will not be entitled to specify their preference and will, unless Holder otherwise perfects appraisal rights as to such shares, receive a combination of cash and shares of Lockheed Martin Common Stock in the Merger, determined in accordance with Section 3.1 of the Merger Agreement. See Instruction C.

2. Change or Revocation of Election. An Election may be changed or revoked by giving written notice to the exchange agent at EquiServe, Corporate Actions, Post Office Box 43025, Providence, RI 02940-3025. An election also may be revoked by withdrawing Titan common stock certificates or the bank or broker’s guarantee of delivery. All Elections will be irrevocable after 5:00 p.m., New York City time, on the Election Deadline. Once a Titan Stockholder delivers a Letter of Transmittal and Election Form to the Exchange Agent, such stockholder may not sell, transfer or otherwise dispose of his or her Titan Common Stock.

3. Nullification of Election. All Letters of Transmittal and Election Forms will be void and of no effect if the Merger is not consummated, and certificates submitted therewith shall be promptly returned to the persons submitting the same.

B.	TYPES OF ELECTIONS.

Subject to the provisions of Section 3.1 of the Merger Agreement, each Holder may make one of the following elections regarding the type of merger consideration such Holder wishes to receive in exchange for such Holder’s Titan Common Stock at the effective time of the merger (the “Effective Time”): (1) a “cash election” of $22.00 in cash per share, without interest; (2) a “stock election” for common stock, par value $1.00 per share, of Lockheed Martin Corporation (“Lockheed Martin Common Stock”) based on an exchange rate determined as described below; or (3) a “combination election” whereby 50% of such Holder’s shares will be exchanged for cash and 50% of such Holder’s shares will be exchanged for Lockheed Martin Common Stock based on the exchange rate. The number of shares of Lockheed Martin Common Stock that you will receive for each share of Titan Common Stock will be based on an exchange rate determined by dividing $22.00 by the Average Lockheed Martin Price. The “Average Lockheed Martin Price” means the average of the daily mean of the high and low sales prices per share of Lockheed Martin Common Stock for the ten trading days ending on, but not including, the third day prior to the Effective Time of the Merger. For purposes of determining the exchange rate, Titan and Lockheed Martin have agreed to upper and lower limits on the Average Lockheed Martin Price of $58.00 and $46.00. As a result, even if the Average Lockheed Martin Price as so calculated exceeded $58.00, the parties would still use $58.00 in determining the exchange rate and the exchange rate would be fixed at 0.3793. Similarly, even if the Average Lockheed Martin Price as so calculated was less than $46.00, the parties would still use $46.00 in determining the exchange rate and the exchange rate would be fixed at 0.4783.

By properly completing the box marked “Type of Election,” each Holder may indicate (an “Election”) the form of consideration that such Holder desires to receive for all shares of Titan Common Stock owned by such Holder.

See Instruction E(5) for information concerning the right to make multiple Elections, and Instruction E(6) for information concerning the submission of multiple Election Forms.

C.	ELECTION AND PRORATION PROCEDURES.

A description of the Election and allocation procedures is set forth in the Proxy Statement/Prospectus under “The Merger Agreement – Merger Consideration,” “The Merger – Election and Election Procedures” and “The Merger – Allocation Procedures.” A full statement of the Election and allocation procedures is contained in Article III of the Merger Agreement. All Elections are subject to compliance with the Election procedures and to the allocation procedures set forth in the Merger Agreement. IN CONNECTION WITH MAKING ANY ELECTION, EACH TITAN STOCKHOLDER SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS.

D.	RECEIPT OF CHECKS AND LOCKHEED MARTIN COMMON STOCK.

As soon as practicable after the Effective Time, bank checks and/or certificates representing shares of Lockheed Martin Common Stock will be distributed to those Holders who are entitled thereto and who have surrendered their certificates representing shares of Titan Common Stock to the Exchange Agent for cancellation. In no event shall the Holder of any surrendered certificate for shares of Titan Common Stock be entitled to receive any interest on any cash to be received in the Merger.

E.	GENERAL.

1. Execution and Delivery. This Letter of Transmittal and Election Form must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Titan Common Stock as to which the Election is being made (or by appropriate guarantee of delivery of such certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery) and must be delivered by mailing, faxing or otherwise delivering to the Exchange Agent at the address set forth above.

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

2. Inadequate Space. If there is insufficient space for any material required by this Letter of Transmittal and Election Form, please attach a separate sheet.

3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint Holders) on the Letter of Transmittal and Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Titan Common Stock described on the Letter of Transmittal and Election Form have been assigned by the registered Holder(s), in which event the Letter of Transmittal and Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

If the Letter of Transmittal and Election Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates with signature(s) guaranteed by a firm that is a member of the New York Stock Exchange Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”).

If the Letter of Transmittal and Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal and Election Form.

Certificates may be surrendered by a firm acting as agent for the registered Holder(s) if such firm is a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

4. Multiple Elections Not Allowed. A Holder may make a single Election for all of such Holder’s shares of Titan Common Stock; however, different Elections may not be made for different portions of such Holder’s shares except as described in E(5).

5. Allocation Among Related Accounts. If you and/or your affiliates hold shares of record in different names or accounts and proration is required, you and your affiliates may direct the allocation of cash and Lockheed Martin Common Stock among these accounts in the table in the Box marked “Allocation Among Related Accounts.” You may attach a photocopy of the table in the Allocation Among Related Accounts Box to the Letter of Transmittal and Election Form for each of the accounts you specify in the table. The information in the table on each of the Letter of Transmittal and Election Form for you and your affiliates must be the same and all listed affiliates must validly and timely submit to the Exchange Agent their Letter of Transmittal and Election Form or else the Exchange Agent will not be able to take your allocation preference into consideration. In the event the exact preferences you specify in the table cannot be accommodated, the Exchange Agent will attempt to allocate the merger consideration as closely as possible to your desired allocation.

6. Multiple Election Forms. Holders of record of shares of Titan Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Letter of Transmittal and Election Form covers all the shares of Titan Common Stock held by each such Representative for a particular beneficial owner.

7. Checks and New Certificates in Same Name. If checks or certificates representing shares of Lockheed Martin Common Stock are to be payable to the order of or registered in exactly the same name that appears on the old certificates representing shares of Titan Common Stock being submitted herewith, it will not be necessary to endorse the old certificates or to pay for transfer taxes.

8. Checks and New Certificates in Different Name. If checks or stock certificates are to be payable to the order of or registered in other than exactly the name that appears on the old certificates submitted herewith, the certificates submitted must be properly endorsed, or accompanied by appropriate, signed stock powers, with the signature guaranteed by an Eligible Institution as described in E(3).

9. Special Delivery Instructions. If the checks or the certificates for the shares of Lockheed Martin Common Stock are to be issued in the name of the registered Holder(s) of shares of Titan Common Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder, it will be necessary to indicate such person or address in the space provided.

10. Stock Transfer Taxes. Lockheed Martin will bear the liability for any state stock transfer taxes applicable to the delivery of checks and stock certificates in connection with the Merger; provided, however, that if any such check or certificate is to be issued or paid in the name of a person other than the person in whose name the certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment and issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer and other taxes required by reason of the payment in the name of a person other than the registered Holder of the certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent and Lockheed Martin that such tax has been paid or is not applicable. Lockheed Martin may require any person claiming a certificate to have been lost, stolen or destroyed to provide indemnification to Lockheed Martin to protect it against possible loss prior to making any payment.

11. Lost or Destroyed Certificate(s). If any Titan Common Stock certificate has been lost, stolen or destroyed, immediately notify Titan in writing at: The Titan Corporation, 3033 Science Park Road, San Diego, California 92121, Attention: Corporate Secretary. Your letter should be forwarded along with your properly completed Letter of Transmittal and Election Form and any certificates you may have in your possession. Once written notification of the loss is received by Titan, an affidavit of loss and indemnity agreement, along with instructions which include the cost of replacing the certificate, will be sent to the Holder of the Titan Common Stock represented by the lost certificate. The exchange cannot be processed until any missing certificate has been replaced.

12. Dividends on the Shares of Lockheed Martin Common Stock. It is important that certificates representing Titan Common Stock be surrendered promptly because until so surrendered the Holders thereof will not be entitled to receive payment of dividends or other distributions which may be declared and payable on shares of Lockheed Martin Common Stock, to the extent Holders of Lockheed Martin Common Stock are entitled thereto. Upon surrender, any such dividends or other distributions payable from the Effective Time on the shares of Lockheed Martin Common Stock, and any amounts payable in respect of fractional shares will be paid, without interest, to the recordholder(s) in whose name(s) the certificates representing the shares of Lockheed Martin Common Stock were issued, subject to the terms of the Merger Agreement and applicable law.

13. Substitute Form W-9. Under Federal income tax law, any person submitting this Letter of Transmittal and Election Form must provide to the Exchange Agent and Lockheed Martin his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in the W-9 Box. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this election form. The TIN for an individual is his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8 BEN, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Exchange Agent.

Part 2 of the W-9 Box may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of the W-9 Box is checked, such person must also complete the Awaiting TIN Box to avoid backup withholding. Notwithstanding that Part 2 of the W-9 Box is checked and the Awaiting TIN Box is completed, prior to the time a properly certified TIN is provided to the Exchange Agent, the Exchange Agent will withhold 28% of all payments made.

The signature and date endorsed on Substitute Form W-9 in the W-9 Box will serve to certify that the TIN and withholding information provided in this election form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this election form.

14. Miscellaneous. All questions with respect to this Letter of Transmittal and Election Form and the Elections (including, without limitations, questions relating to the timeliness or effectiveness of any Election and computations as to proration) will be determined by Lockheed Martin and the Exchange Agent, which determinations shall be conclusive and binding.

Additional copies of this Letter of Transmittal and Election Form may be obtained from the Exchange Agent (whose telephone number is (800) 251-4215.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.
— Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:			Give the Name and SSN of:	For this type of account:		Give the Name and EIN of:
1.	Individual		The individual	6.	A valid trust, estate or pension trust	Legal entity (4)

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate	The corporation or LLC

3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Association, club, religious, charitable, education, or other tax-exempt organization	The organization

4.	a.	the usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership	The partnership

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee

5.	Sole proprietorship or Single-Owner LLC		The owner(3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business, LLC name or “DBA” name. You may use either your SSN or EIN (if you have one). However, the IRS prefers that you show the SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF

TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-829-3676 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an Employee Stock Option Plan (“ESOP”).

Payments of interest generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, backup withholding may apply to an interest payment by an individual of $600 or more if you do not provide a correct TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050 and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE THE APPROPRIATE FORM W-8 AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and State agencies to enforce Federal nontax criminal laws and to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest income tax rate applicable to individuals (which is 28% for 2003 and 2004) on payments of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1)	FAILURE TO FURNISH TIN.—If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	MISUSE OF TINs.—If the payer discloses or uses TINs in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.